FOR IMMEDIATE RELEASE


                         AUDIOVOX ANNOUNCES ACQUISITION
                             OF OEHLBACH KABEL GMBH

               WELL KNOWN ACCESSORY COMPANY TO COMPLIMENT EUROPEAN
                         CONSUMER ELECTRONICS OPERATION


HAUPPAUGE, NY, MARCH 5, 2007 - Audiovox Corporation (NASDAQ: VOXX), announced today that its wholly owned subsidiary, Audiovox German Holdings GmbH, has completed the acquisition of OEHLBACH Kabel GmbH, a European market leader in the accessories field, for a total purchase price of 5 million euros ($6.6 million US), in addition to certain earn-out payments.

Patrick Lavelle, President and CEO of Audiovox stated, "This acquisition is in keeping with our stated goal to acquire synergistic businesses and product lines at higher margins than our core lines. The same philosophy exists in our European operation, which with this acquisition will add high quality accessory products to their portfolio and will do so at higher margins. Oehlback is a recognized leader throughout Europe and has an impressive distribution network, covering 30 countries."

Lavelle concluded "Coupled with our acquisitions of Terk Technologies and most recently Thomson, which includes the RCA, Acoustic Research, Jensen and Advent brands, we will now have an accessory division that should post sales upwards of approximately $200 million over the coming year as well as give us a respectable share in the accessory marketplace. We remain active in the M&A marketplace and continue to look towards additional acquisitions that will help us grow both our top and bottom lines and enhance shareholder value."

About Audiovox
--------------
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics products both domestically and internationally under a family of its owned brands that include among others, Audiovox, RCA, Jensen, Acoustic Research and Phase Linear. The Company's products are marketed to a wide variety of customers through several distinct distribution channels. The Company also is an OEM (Original Equipment Manufacturer) supplier to a number of vehicle manufactures both domestic and international. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

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About Oehlbach
--------------
OEHLBACH Kabel GmbH is a European market leader high-quality accessories, particularly cables. OEHLBACH products are known for their high quality and functionality, as well as outstanding design. Their high ranking in innumerable international tests corroborates the quality of Oehlbach accessories. They pride themselves on their ability to respond quickly to the needs of their distribution partners and can in fact, manufacture and deliver current models to their customer base within 72 hours. For additional information, please visit Oehlbach on the web at www.oehlbach.de and www.cableconfigurator.com .

Safe Harbor Language
--------------------
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K/A for the fiscal year ended November 30, 2005 and its Form 10-Q for the fiscal third quarter ended November 30, 2006.

Company Contacts
----------------
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: gwiener@GWCco.com


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